UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2019

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvest Capital Credit Corporation 767 Third Avenue, 29th Floor New York, NY 10017	10017
(Address of principal executive offices)	(Zip Code)

(212) 906-3589

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On March 18, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors of Harvest Capital Credit Corporation (the “Company”) approved the decision to change independent registered public accounting firms. On March 18, 2019, the Company notified PricewaterhouseCoopers LLP (“PwC”) that they are dismissed as the Company’s independent registered public accounting firm, effective as of that date.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and during the subsequent interim period through March 18, 2019, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in their reports on the financial statements, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as disclosed in Item 9A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, management concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2017 as a result of a material weakness in internal control over financial reporting related to an ineffective control environment as material financial information from one of our portfolio companies was not promptly supplied to our financial staff by certain senior investment professionals. Beginning in the first quarter of 2018, the Company adopted a corrective action plan and added new and/or enhanced existing controls. As a result of the enhanced controls implemented during the first three quarters of 2018, management concluded that the material weakness was remediated as of September 30, 2018 and that its disclosure controls and procedures were effective as of September 30, 2018 and December 31, 2018.

The Audit Committee previously discussed the above-described “reportable event” with PwC, and the Company has authorized PwC to respond fully to any inquiries from the successor independent registered public accounting firm.

The Company has provided PwC with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K (this “Form 8-K”) and requested that PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated March 22, 2019 is filed as Exhibit 16.1 to this Form 8-K.

New Independent Registered Public Accounting Firm

On March 21, 2019, the Company engaged RSM US LLP (“RSM”) as its new independent registered public accounting firm, subject to completion of RSM’s client acceptance process. The decision to engage RSM as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee. During the years ended December 31, 2018 and 2017, and during the subsequent interim period through March 18, 2019, neither the Company nor anyone on its behalf has consulted with RSM regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement,”  as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event,”  as that term is defined in Item 304 (a)(1)(v) of Regulation S-K, except that the Company engaged RSM in the second quarter of 2018 to provide consulting and compliance services in preparation for complying with the full requirements of Section 404 of the Sarbanes-Oxley Act, and those services were completed upon conclusion of the audit for fiscal year 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	HARVEST CAPITAL CREDIT CORPORATION

	By:	/s/ William E. Alvarez, Jr.
William E. Alvarez, Jr.
Chief Financial Officer, Chief Compliance Officer, and Secretary